   As filed with the Securities and Exchange Commission on April 3, 1998
                                                    Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                      ------------------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                          TRANSWORLD HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

        NEW YORK                                              13-3098275
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

555 MADISON AVENUE, NEW YORK, NEW YORK                           10022
(Address of Principal Executive Offices)                       (Zip Code)


             TRANSWORLD HEALTHCARE, INC. 401(K) PROFIT SHARING PLAN
                            (Full title of the plan)

                               WAYNE A. PALLADINO
                          TRANSWORLD HEALTHCARE, INC.
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                    (Name and address of agent for service)

                                 (212) 750-0064
         (Telephone number, including area code, of agent for service)

                      COPIES TO: LESLIE J. LEVINSON, ESQ.
                             BAER MARKS & UPHAM LLP
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 702-5700

                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                          PROPOSED               PROPOSED
TITLE OF                                                  MAXIMUM                MAXIMUM
SECURITIES                         AMOUNT TO BE           OFFERING PRICE         AGGREGATE                 AMOUNT OF
TO BE REGISTERED                   REGISTERED             PER SHARE              OFFERING PRICE            REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Shares, par value
$.01, per share(1)                    40,000            $ 6.0625 (2)            $ 242,500 (2)              $ 73.48
-----------------------------------------------------------------------------------------------------------------------------------
Interests in the Transworld
HealthCare, Inc. 401(k)
Profit Sharing Plan                       (3)                   (4)                  (4)                       (4)
===================================================================================================================================

(1) There are hereby registered 40,000 shares of Common Shares of Transworld HealthCare, Inc. which may be acquired pursuant to the Transworld HealthCare, Inc. 401(k) Profit Sharing Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low sales prices per share of the Company's Common Shares as reported by Nasdaq National Market (Registered Trademark) on April 1, 1998.

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(4)  Not applicable.


===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         Pursuant to Rule 428(b)(l) under the Securities Act of 1933, as amended, the documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the Transworld HealthCare, Inc. 401(k) Profit Sharing Plan (the "Plan"). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II hereof, taken together, constitute the Section 10(a) Prospectus.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Transworld HealthCare, Inc., a New York corporation (the "Company" or the "Registrant") or the Plan pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement.

         (a) The Company's Transitional Report on Form 10-K for the eleven months ended September 30, 1997;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, as filed with the Commission on or about February 13, 1998; and

         (c) The description of the Common Shares contained in the Company's Registration Statement on Form 8-A filed on November 25, 1992 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant or the Plan subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (i) Article 7 of the Business Corporation Law of the State of New York, in general, allows corporations to indemnify their officers and directors against any judgment, fine, settlement and reasonable expenses incurred in any non-derivative civil or criminal action, or against any settlement and reasonable expenses in any derivative civil action, if the officer or director acted in good faith and for a purpose he reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a criminal action, the officer or director must have had no reasonable cause to believe that his conduct was unlawful. Partial indemnification is allowed in cases where the officer or director was partially successful in defeating the claim. Such Article establishes procedures for determining whether the standard of conduct has been met in the particular case, for timely notification to shareholders, for prepayment of expenses and for payment pursuant to a court order or as authorized by disinterested directors or the shareholders. Article 7 also provides that it is not exclusive of any other rights to which an officer or director may be entitled under the certificate of incorporation or by-laws or pursuant to an agreement, resolution of shareholders or resolution of directors which are authorized by the certificate of incorporation or by-laws; provided that no indemnification may be made if a judgment or other final adjudication adverse to the officer or director establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

         (ii) Article 8 of the Company's Restated Certificate of Incorporation and Article 8 of the Company's By-Laws provide generally for indemnification of all officers and directors to the fullest extent permitted under the above-referenced New York statute.

         (iii) The Company also has a policy insuring it and its directors and officers against certain liabilities and has entered into indemnification agreements with each of its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit Number                      Description of Exhibit
--------------                      ----------------------
 5.1*                      Undertaking re: Submission of Plan

23.1* Consent of Coopers & Lybrand L.L.P., independent accountants of the Company.

24*                        Power of Attorney (included on page II-6 of this
                           Registration Statement).
---------------------
*Filed herewith.


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of April 1998.

                         TRANSWORLD HEALTHCARE, INC.


                         By: /s/TIMOTHY M. AITKEN
                            ------------------------
                            Timothy M. Aitken
                            Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne A. Palladino as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                          Title                                  Date
---------                          -----                                  ----
/s/TIMOTHY M. AITKEN         Chairman of the Board, President       April 3, 1998
------------------------     and Chief Executive Officer
Timothy M. Aitken            (PrincipalExecutive Officer)


/s/WAYNE A. PALLADINO        Senior Vice President and Chief        April 3, 1998
------------------------     Financial Officers (Principal
Wayne A. Palladino           Financial and Accounting Officer)


/s/LEWIS S. RANIERI          Director                               April 3, 1998
-----------------------
Lewis S. Ranieri


/s/SCOTT A. SHAY             Director                               April 3, 1998
-----------------------
Scott A. Shay


/s/MICHAEL G. SCOREY         Director                               April 3, 1998
-----------------------
Michael G. Scorey

         Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 3, 1998.

                                             TRANSWORLD HEALTHCARE, INC. 401(k)
                                             PROFIT SHARING PLAN


                                             By: /s/ WAYNE A. PALLADINO
                                                 -----------------------
                                                 Wayne A. Palladino, Trustee


                                             By: /s/ GREGORY E. MARSELLA
                                                 ------------------------
                                                 Gregory E. Marsella, Trustee

                          INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT

 EXHIBIT NUMBER                DESCRIPTION                                 PAGE NUMBER
----------------              --------------                              -------------
      5.1           Undertaking re: Submission of Plan.

     23.1 Consent of Coopers & Lybrand L.L.P., independent accountants of the Company.

      24 Power of Attorney (included on page II-6 of this Registration Statement)
